Exhibit 10.6

Joint Venture Agreement

THIS Letter of Agreement (“Agreement”) is entered into as of this the 20th  day of February, 2011, by and between Innocent, Inc. a Nevada corporation ( “INCT” ), with its principal business address of 3280 Suntree Blvd., Ste.150, Melbourne, FL 32940 and Steele Resources, Inc., a Nevada Corporation (“SRI”), with its principal business address of 2010 Arrowhead Drive Suite 101 Carson City, Nevada 89706;

WITNESSETH:

WHEREAS, INCT is a publicly traded and through its subsidiaries and affiliates engages in the exploration and development of mineral properties, and

WHEREAS, SRI is engaged in identifying, developing and operating mineral exploration properties and providing mine development and operations services to mining properties; and

WHEREAS, SRI is has lease rights agreements to certain patented and unpatented mining claims as described in Exhibit "A", Exhibit "B", Exhibit "C", and Exhibit "D" attached hereto. which said claims are located near Pony, Montana (collectively referred to as the "Mineral Hill Project").

WHEREAS, INCT desires to enter into a Joint Venture Agreement with SRI to explore, develop, and if warranted, mine the Mineral Hill Project, and

WHEREAS, INCT and SRI (collectively referred to herein as the "Parties") have agreed to a funding arrangement of an aggregate total of US Ten Million Dollars, US$10,000,000.

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and the mutual promises and benefits to be derived by the parties, they do hereby agree to the following terms and conditions:

Article 1

Organization and Assignment

Section 1.1  Production Agreement.  The parties have diligently and in good faith negotiated a Letter of Intent (the "LOI"), incorporating the principal terms of the contemplated transaction as set forth herein and, in addition, such other terms and provisions of a more detailed nature as the parties may agree upon. In the LOI, each of INCT and SRI will make such representations and warranties as are customary in transactions of this nature.  All representations and warranties will survive the closing of the transactions contemplated herein and any and all investigations at any time made by or on behalf of the parties.

Section 1.2  Mineral Hill Operating Agreement.  The joint venture will be operated as a limited liability company to be formed under the laws of the state of Nevada and called “MINERAL HILL EXPLORATION PROJECT, LLC.”, (the “LLC”) shall be governed by Nevada law. The Mineral Hill Operations Agreement ("Operations Agreement") shall be completed and executed on or before March 31st, 2011. Once executed, the Operating Agreement shall supersede the provisions of this Joint Venture Agreement.

Article 2

Closing; Capitalization Obligations

Section 2.1 Initial INCT Funding. INCT will provide initial funding of One Million Dollars, $1,000,000, of the Capitalization Obligations:

a) On or before February 25th, 2011, INCT expects that it will have contribute Five Hundred Fifty Thousand Dollars, $550,000, based upon the third party commitment that has already funded a portion of this initial funding;

b) Upon execution of this Joint Venture Agreement, INCT will be obligated to contribute anadditional Four Hundred Fifty Thousand Dollars, $450,000. The parties are aware that these funds are not currently available or committed and must be secured by the efforts and presentations by both parties.

Section 2.2 INCT Capitalization Obligations. INTC will fund the Joint Venture with up to Four Million Dollars, $4,000,000, in working capital funds no later than twelve months following the completion of INCT's initial funding of One Million Dollars, $1,000,000.

Section 2.3 SRI Capitalization Obligations. SRI will fund the Joint Venture with up to Five Million Dollars, $5,000,000, in working capital funds no later than twelve months following the completion of INCT's initial funding of One Million Dollars, $1,000,000.

Section 2.4 Ownership Interest in Mineral Hill Project Upon execution of this Joint Venture Agreement, INCT will be allocated 50% and SRI 50% ownership of the Mineral Hill Project joint venture. In the event that capitalization funds defined in Sections 2.1, 2.2, and 2.3 are not provided as stipulated, the party in default will forfeit 10% of its ownership for each one million dollars, $1,000,000, or portion thereof not provided. The ownership will be transferred to the party that provides said delinquent capitalization funds. The defaulting party will have no rights to reject the capital contributed and introduction of a third party if said third party provides the delinquent capitalization funding.

Article 3

Management of LLC

Section 3.1  Operation Manager.  SRI is hereby appointed Manager of the Mineral Hill Project.

Section 3.2  Power and Authority.  After execution of this Agreement ,SRI shall have full right, power and authority to do everything necessary or desirable in connection with the contracts with the transportation and smelter cost.

Section 3.3  Duties and Obligations.  After execution of this Agreement, the Parties shall have such duties and obligations as the parties hereto may from time to time determine, including, without limiting the generality of the foregoing, the following duties and obligations:

SRI;
       (a)      to manage, direct and control all mining, plant operations and ore transportation activities of the Mineral Hill Project

(b)            to prepare and deliver to the other party annual work plans and budgets and during periods of active field work to provide monthly and quarterly progress reports of the work in progress within 14 days of the end of the relevant period;

(c)            subject to the terms and conditions of this Agreement and the developed budgets, to keep the projects in good standing free of liens, charges and encumbrances of every character arising from operations and to proceed with all diligence to pay or contest or discharge any lien that is filed;

(d)           to maintain true and correct books, accounts and records of operations;

(e)            to permit each party to inspect, take abstracts from or audit any or all of the records and accounts during normal business hours;

(f)            to obtain and maintain, or cause any contractor engaged hereunder to obtain and maintain, during any period in which active work is carried out hereunder adequate insurance;

(g)           to regulate access to the projects, subject only to the right of each Party and their representatives to have access to the projects, at all reasonable times for the purpose of inspecting work being done thereon;

(h)           to arrange for and maintain worker's compensation or equivalent coverage for all eligible employees engaged by each party in accordance with local statutory requirements;

(i)           to perform their duties and obligations in a manner consistent with good mining and processing practices;

(j)           to transact, undertake and perform all transactions, contracts, employments, purchases, operations, negotiations with third parties and any other matter or thing undertaken by the parties; and

(k)           to diligently advise the other party of any material change in the status of applicable mining and processing operations pertaining to the projects, to take all necessary acts in respect to such changes, and to assist the parties to produce timely coordinated public announcements.

(l)           to comply with all Montana and US Federal Laws, applicable to each party’s duties hereunder and, in addition, hereby represents and warrants that any information which each Party may provide to any person or company hereunder will be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to such person or company.

(m)           to secure insurance covering such risks and in such amounts as, in the judgment of the parties, are appropriate (taking into account changes in the availability of such insurance on commercially reasonable terms) with respect to any activities pertaining to the projects;

(n)           to apply for, obtain and maintain, all necessary governmental approvals or permits necessary in connection with the projects;

(o)           to conduct relations with all national and local governmental entities and in all public relations matters;

(p)           to conduct labor relations and coordinating environmental compliance and materials management;

(q)           to do all such other acts and things as the parties shall determine to be necessary or advisable in connection with any exploration activities, any other pre-feasibility work, any feasibility study or any development, operation or expansion of the projects.

Article 4

Representations and Warranties

Section 4.1  Representations and Warranties of INCT.   INCT hereby makes the following representations and warranties to SRI:

(a)           Innocent is a Company duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified or licensed as a foreign corporation in any other jurisdiction where said licensing is required. Innocent has the full power and authority to conduct the business in which it is engaged and will be engaged upon completion of the transaction contemplated herein.

 (b)           Innocent has full power and authority to enter into this agreement with the authority of Innocent ’s Board of Directors.

(c)           The execution, delivery and performance of this Agreement by INCT, and the consummation of the transactions contemplated hereby will not with or without the giving of notice of the lapse of time or both, (i) violate any material provision of law, statute, rule or regulation to which Innocent is subject, (ii) violate any judgment, order, writ or decree to which Innocent l is a party or by which it is or may be bound; or (iii) result in any material breach of or conflict with any term, covenant, condition or provision of, or result in the modification or termination of, or constitute a default under or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any opportunity presented by SRI hereunder, under the corporate charter or by-laws or any other agreement, understanding or instrument to which Innocent is a party or by which it is or may be bound or affected.

(d)           All necessary action has been taken by INCT to authorize the execution, delivery and performance of transactions contemplated by this Agreement. This Agreement has been duly and validly authorized, executed and delivered by INCT and constitutes the valid and binding obligation of Innocent enforceable against it in accordance with its terms, except as enforceability is limited by (1) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally or (2) general principles of equity, whether considered in a proceeding in equity or at law.

(e)           All necessary consents and approval required have been obtained or will be obtained, including without limitation any and all approvals required by any agency of the Ecuadorian government. No consent of any court, governmental agency or other public authority is required as a condition to the enforceability of the transactions contemplated by this Agreement.

(f)           There is no action of law, in equity, arbitration proceeding, governmental proceeding or investigation pending, or to INCT s knowledge threatened against INCT with respect to the operation of, or INCT’s ownership thereof. INCT is not in default with respect to any decree, injunction or other order of any court or other jurisdiction with respect to the business of.

(g)           INCT has conducted its business in compliance with all material national, state and local laws, regulations and ordinances.

Section 4.2.  Representations and Warranties of SRI. SRI hereby makes the following representations and warranties to Innocent.

(a)           SRI is a company duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified or licensed as a foreign corporation in any other jurisdiction where said licensing is required. SRI has the full power and authority to conduct the business in which it is engaged and will be engaged upon completion of the transaction contemplated herein.

(b)           The execution and delivery of this Agreement by SRI and the performance of SRI’s obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of SRI pursuant to applicable law. SRI has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

(c)           This Agreement and any other documents, instruments and agreements executed by SRI in connection herewith constitute the valid and legally binding agreements of SRI, enforceable against SRI in accordance with their terms, except that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

(d)           Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by SRI in connection herewith, nor the consummation of the transactions contemplated hereby: (i) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of SRI, any provision of any contract to which SRI may be bound, any judgment or any law; or (ii) will or could result in the creation or imposition of any encumbrance upon, or give to any third person any interest in or right to, the any capital stock of SRI; or (iii) will or could result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to, or otherwise held by or for the use of, SRI; or (iv) violate any applicable law or order currently in effect to which SRI is subject.

(e)           SRI is not a party to or the subject of any litigation nor, to the best of SRI’s knowledge. SRI is not contemplating the institution of any litigation.

(f)           SRI will cooperate in a timely manner with INCT to perform their obligations as operator of the Mineral Hill Project.

Article 5

General Provisions

Section 5.1  Complete Agreement; Amendment; Notice.

5.1.1  Entire Agreement.  This Agreement embodies the entire understanding of the parties, and any changes must be made in writing and signed by all parties.

5.1.2  Amendment.  This instrument may be amended or modified only by an instrument of equal formality signed by all of the respective parties hereto.

5.1.3  Notice.  All notices under this Agreement shall be in writing and shall be delivered by personal service, or by certified or registered mail, postage prepaid, return receipt requested, to the Parties of the Agreement (and where required, to the person required to be copied with the notice) at the addresses herein or at such other address as the addressee may designate in writing, and to the Agreement at its principal place of business, and shall be effective upon receipt (or refusal to accept).

The addresses for notices to the Parties of the Agreement are as follows:

If to Steele Resources, Inc.:

Steele Resources, Inc.
3081 Alhambra Dr., Ste 208
Cameron Park, CA 95682
Attn: David Bridgeford

If to Innocent, Inc.:

Innocent, Inc.
3280 Suntree Blvd., Ste.150
Melbourne, FL  32940
Attn: Wayne Doss

Section 5.2  Attorneys Fees.  Each party shall bear the fees and costs of their own attorneys and other advisors for the preparation and execution of all documents and contacts contemplated by this agreement.

Should any litigation be commenced between the parties hereto or their representatives, or should any party institute any proceeding in a bankruptcy or similar court which has jurisdiction over any other party hereto or any or all of his or its property or assets concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereto, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for his or its or their attorneys fees and court costs in such litigation or in a separate action brought for that purpose.

Section 5.3  Validity.  In the event that any provision of this Agreement shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.

Section 5.4  Survival of Rights.  Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, their respective heirs, executors, legal representatives, and permitted successors and assigns.

Section 5.5  Governing Law.   This Agreement has been entered into in the state of Nevada, and all questions with respect to this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of Nevada, and the venue of any action brought hereunder shall be in Reno, Nevada.

Section 5.6  Waiver.  No consent or waiver, express or implied, by a Party of the Agreement to or of any breach or default by another Party of the Agreement in the performance by such other Party of the Agreement of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Party of the Agreement hereunder. Failure on the part of a Party of the Agreement to complain of any act or failure to act of another Party of the Agreement or to declare another Party of the Agreement in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of the Agreement of its rights hereunder. The giving of consent by a Party of the Agreement in any one instance shall not limit or waive the necessity to obtain such Party of the Agreement consent in any future instance.

Section 5.7  Remedies in Equity.  The rights and remedies of any of the Parties of the Agreement hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each of the Parties of the Agreement confirm that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agree that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other for a breach or threatened breach of any provision hereof, it being the intention by this Section to make clear the agreement of the Parties of the Agreement that the respective rights and obligations of the Parties of the Agreement hereunder shall be enforceable in equity as well as at law or otherwise.

Section 5.9  Successors and Assigns.  The rights and obligations of this Agreement may be assigned by either Steele Resources, Inc. or Innocent to any successor or assignee which is reasonably acceptable to the other provided that notice of such action is provided as provided for herein and the other party has a period of 60 days to review and approve or deny such assignment. In the event that either party wishes to assign or transfer the whole or any part of its working interest in the projects to any party other than an affiliated party, the other party shall have a first right of refusal in the working interest to be transferred.

Section 5.10  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same Agreement.

Section 5.11  Further Assurances.  Each party hereto agrees to do all acts and things and to make, execute, and deliver such written instruments as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above set forth.

Steele Resources, Inc.

By: /s/ David Bridgeford

Innocent, Inc.

By: /s/ Wayne Doss, President;